Exhibit 3.1

TERRITORY OF THE BRITISH VIRGIN ISLANDS

The B.V.I. Business Companies Act (As Revised)

FIRST AMENDED AND RESTATED MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

Pitanium Limited

Incorporated the 22nd day of October, 2024

HERMES CORPORATE SERVICES (BVI) LTD.

Registered Agent

Sixth (6th) Floor, Water’s Edge Building 1,

Wickham’s Cay II, Road Town,

Tortola, British Virgin Islands.

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT (AS REVISED)

FIRST AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Pitanium Limited

A Company Limited by Shares

(adopted by a resolution of directors passed on 14 February 2025 and filed on 14 February 2025)

1.	NAME

The name of the Company is Pitanium Limited.

2.	STATUS

The Company is a company limited by shares.

3.	REGISTERED OFFICE AND REGISTERED AGENT

3.1	The first registered office of the Company is at Sixth (6th) Floor, Water’s Edge Building 1, Wickham’s Cay II, Road Town, Tortola, British Virgin Islands.

3.2	The first registered agent of the Company is Hermes Corporate Services (BVI) Ltd. of Sixth (6th) Floor, Water’s Edge Building 1, Wickham’s Cay II, Road Town, Tortola, British Virgin Islands.

3.3	The Company may, by Resolution of Shareholders or by Resolution of Directors, change the location of its registered office or change its registered agent.

3.4	If at any time the Company does not have a registered agent it may, by Resolution of Shareholders or Resolution of Directors, appoint a registered agent.

4.	CAPACITY AND POWERS

4.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

4.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

5.	NUMBER AND CLASSES OF SHARES

5.1	The Company is authorised to issue a maximum of 500,000,000 Shares of in aggregate divided into Class A Ordinary Shares with a par value of US$0.0001 each and Class B Ordinary Shares with a par value of US$0.0001 each. The Company may by Resolution of Directors create and issue additional classes of Shares including by way of re-designation and re-classification of existing Shares into new classes.

5.2	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

5.3	The Company may issue a class of Shares in one or more series. The division of a class of Shares into one or more series and the designation to be made to each series shall be determined by the directors from time to time.

6.	RIGHTS OF SHARES

6.1	Each Share in the Company confers upon the Shareholder:

(a)	the right to an equal share in any dividend paid by the Company; and

(b)	the right to an equal share in the distribution of the surplus assets of the Company.

6.2	Each Class A Ordinary Share confers upon its holder the right to one (1) vote at a meeting of the Shareholders or on any Resolution of Shareholders.

6.3	Each Class B Ordinary Share confers upon its holder the right to twenty (20) votes at a meeting of the Shareholders or on any Resolution of Shareholders.

6.4	Each Class B Ordinary Share confers upon its holder the Conversion Right, where:

(a)	Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into such Conversion Number of fully paid Class A Ordinary Shares calculated at the Conversion Rate. Such conversion shall take effect on the Conversion Date. A Conversion Notice shall not be effective if it is not accompanied by the share certificates in respect of the relevant Class B Ordinary Shares and/or such other evidence (if any) as the directors may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the directors may reasonably require). Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of Class B Ordinary Shares requesting conversion.

(b)	On the Conversion Date, every Class B Ordinary Share converted shall automatically be re- designated and re-classified as the applicable Conversion Number of Class A Ordinary Shares with such rights and restrictions attached thereto and shall rank equally in all respects with the Class A Ordinary Shares then in issue and the Company shall enter or procure the entry of the name of the relevant holder of converted Class B Ordinary Shares as the holder of the corresponding number of Class A Ordinary Shares resulting from the conversion of the Class B Ordinary Shares in, and make any other necessary and consequential changes to, the register of members and shall procure that, if required, certificates in respect of the relevant Class A Ordinary Shares, together with a new certificate for any unconverted Class B Ordinary Shares comprised in the certificate(s) surrendered by the holder of the Class B Ordinary Shares, are issued to the holders thereof.

(c)	Until such time as the Class B Ordinary Shares have been converted into Class A Ordinary Shares, the Company shall: (A) at all times keep available for issue and free of all liens, charges, options, mortgages, pledges, claims, equities, encumbrances and other third-party rights of any nature, and not subject to any pre-emptive rights out of its authorised but unissued share capital, such number of authorised but unissued Class A Ordinary Shares as would enable all Class B Ordinary Shares to be converted into Class A Ordinary Shares and any other rights of conversion into, subscription for or exchange into Class A Ordinary Shares to be satisfied in full; and (B) not make any issue, grant or distribution or take any other action if the effect would be that on the conversion of the Class B Ordinary Shares to Class A Ordinary Shares it would be required to issue Class A Ordinary Shares at a price lower than the par value thereof (if any).

7.	REGISTERED SHARES

The Company shall issue registered Shares only. The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

8.	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

8.1	The Company may amend this Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)	to restrict the rights or powers of the Shareholders to amend this Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend this Memorandum or the Articles;

(c)	in circumstances where this Memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to this Clause 8.

8.2	Any amendment of this Memorandum or the Articles will take effect from the date that the notice of amendment, or restated Memorandum and Articles incorporating the amendment, is registered by the Registrar or from such other date as determined pursuant to the Act.

8.3	The rights conferred upon the holders of the Shares of any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of the holders of a majority of the issued Shares of that class or by a resolution approved at a duly convened and constituted meeting of the Shares of that class by the affirmative vote of a majority of the votes of the Shares of that class which were present at the meeting and were voted.

8.4	The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking equally with such existing Shares.

9.	DEFINITIONS AND INTERPRETATION

9.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act (As Revised), as amended from time to time, and includes the BVI Business Companies Regulations (As Revised) and any other regulations made under the Act;

“Articles” means the attached Articles of Association of the Company;

“Audit Committee” means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee;

“Class A Ordinary Shares” means the class A ordinary Shares of a par value of US$0.0001 each in the capital of the Company;

“Class B Ordinary Shares” means the class B ordinary Shares of a par value of US$0.0001 each in the capital of the Company;

“Commission” means Securities and Exchange Commission of the United States of America or other federal agency for the time being administering the U.S. Securities Act;

“Compensation Committee” means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee;

“Conversion Date” means in respect of a Conversion Notice means the day on which that Conversion Notice is delivered;

“Conversion Notice” means a written notice delivered to the Company at its Office (and as otherwise stated therein) stating that a holder of Class B Ordinary Shares elects to convert the number of Class B Ordinary Shares specified therein pursuant to Clause 6.4;

“Conversion Number” means in relation to any Class B Ordinary Shares, such number of Class A Ordinary Shares as may, upon exercise of the Conversion Right, be issued at the Conversion Rate;

“Conversion Rate” means in relation to the conversion of Class B Ordinary Shares to Class A Ordinary Shares means, at any time, on a one-to-one basis. The foregoing Conversion Rate shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Ordinary Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Ordinary Shares in issue;

“Conversion Right” means in respect of a holder of Class B Ordinary Shares, subject to the provisions of these Articles and to any applicable fiscal or other laws or regulations including the Act, to convert all or any of its Class B Ordinary Shares, into the Conversion Number of Class A Ordinary Shares in its discretion;

“Designated Stock Exchange” means the stock exchange in the United States on which any Shares are listed for trading;

“Designated Stock Exchange Rules” means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchange;

“electronic communication” means a communication sent by electronic means including electronic posting to the Company’s website, transmission to any number, address or internet website (including the website of the Commission) or other electronic delivery methods as otherwise decided and approved by the board of directors;

“Independent Director” means a director of the Company who is an independent director as defined in the applicable Designated Stock Exchange Rules as determined by the board of directors of the Company;

“Memorandum” means this Memorandum of Association of the Company;

“Nominating Committee” means the nominating and corporate governance committee of the board of directors of the Company established pursuant to the Articles, or any successor committee;

“Ordinary Shares” means Class A Ordinary Shares and Class B Ordinary Shares;

“person” includes individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

“Proscribed Powers” means the powers to: (a) amend this Memorandum or the Articles; (b) designate committees of directors; (c) delegate powers to a committee of directors; (d) appoint or remove directors; (e) appoint or remove an agent; (f) approve a plan of merger, consolidation or arrangement; (g) make a declaration of solvency or to approve a liquidation plan; or (h) make a determination that immediately after a proposed distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due;

“Registrar” means the Registrar of Corporate Affairs appointed under the Act and any deputy or assistant thereof;

“Resolution of Directors” means either:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by the majority of directors or by the majority of members a committee of directors of the Company, as the case may be;

“Resolution of Shareholders” means either:

(a)	a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50% the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by a majority of in excess of 50% of the votes of Shares entitled to vote thereon;

“Seal” means any seal which has been duly adopted as the common seal of the Company; “Share” means a share issued or to be issued by the Company;

“Shareholder” means a person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;

“U.S. Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; and

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

9.2	In this Memorandum and the Articles, unless the context otherwise requires, a reference to:

(a)	a “Regulation” or “Sub-Regulation” is a reference to a regulation or sub-regulation of the Articles;

(b)	a “Clause” is a reference to a clause of this Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, this Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act any re-enactment thereof; and

(e)	the singular includes the plural and vice versa.

9.3	Where a period of time is expressed as a number of days, the days on which the period begins and ends are not included in the computation of the number of days.

9.4	Any reference to a “month” shall be construed as a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month and a reference to a period of several months shall be construed accordingly.

9.5	Any words or expressions defined in the Act bear the same meaning in this Memorandum and the Articles unless the context otherwise requires or they are otherwise defined in this Memorandum or the Articles.

9.6	Headings are inserted for convenience only and shall be disregarded in interpreting this Memorandum and the Articles.

Signed for Hermes Corporate Services (BVI) Ltd. of Sixth (6th) Floor, Water’s Edge Building 1, Wickham’s Cay II, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on the 22nd day of October 2024.

Incorporator

/s/ Gary A. Smith
Gary A. Smith
Authorised Signatory For and on behalf of:
Hermes Corporate Services (BVI) Ltd.

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT (AS REVISED)

FIRST AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Pitanium Limited

A Company Limited by Shares

(adopted by a resolution of directors passed on 14 February 2025 and filed on 14 February 2025)

1.	DISAPPLICATION OF THE ACT

The following sections of the Act shall not apply to the Company:

(a)	section 46 (Pre-emptive rights);

(b)	section 60 (Process for purchase, redemption or other acquisition of own shares);

(c)	section 61 (Offer to one or more shareholders);

(d)	section 62 (Shares redeemed otherwise than at the option of company); and

(e)	section 175 (Disposition of assets).

2.	SHARES

2.1	Every Shareholder is entitled to a certificate signed by a director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorised person and the Seal may be facsimiles.

2.2	Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn-out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

2.3	If several persons are registered as joint holders of any Shares, any one of such persons may give an effectual receipt for any distribution.

2.4	Nothing in these Articles shall require title to any Shares or other securities to be evidenced by a certificate if the Act and the Designated Stock Exchange Rules on which the Shares or other securities are listed (if so listed) permit otherwise.

2.5	Subject to the Act and the Designated Stock Exchange Rules on which any Shares or other securities may be listed (if applicable), the directors without further consultation with the holders of any Shares or securities may resolve that any class or series of Shares or other securities in issue or to be issued from time to time may be issued, registered or converted to uncertificated form and be subject to the practices instituted by the operator of the relevant system. No provision of these Articles will apply to any uncertificated shares or securities to the extent that they are inconsistent with the holding of such shares or securities in uncertificated form or the transfer of title to any such shares or securities by means of a relevant system.

2.6	Conversion of Shares held in certificated form into Shares held in uncertificated form, and vice versa, may be made in such manner as the board of directors, in its absolute discretion, may think fit (subject always to the requirements of the relevant system concerned). The Company or any duly authorised transfer agent shall enter on the Register of Member show many Shares are held by each member in uncertificated form and certificated form and shall maintain the register of members in each case as is required by the relevant system concerned. Notwithstanding any provision of these Articles, a class or series of Shares shall not be treated as two classes by virtue only of that class or series comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles which applies only in respect of certificated shares or uncertificated shares.

2.7	Subject to the provisions of these Articles and, where applicable, the Designated Stock Exchange Rules on which any Shares or other securities are listed (if applicable), the unissued Shares of the Company shall be at the disposal of the directors and Shares and other securities may be issued and option to acquire Shares or other securities may be granted at such times, to such persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.8	Shares and other securities may be issued at such times, to such persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.9	A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know- how), services rendered or a contract for future services.

2.10	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares;

(b)	the determination of the directors of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in the opinion of the directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.11	The Company shall keep a register of members containing:

(a)	the names and addresses of the persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any person ceased to be a Shareholder.

2.12	The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.13	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

2.14	For so long as any of the Shares is listed on a Designated Stock Exchange, the Company may keep a register of members containing the information referred to in Regulation 2.11 or such other information as these Articles permit or as may be approved by a Resolution of Shareholders.

3.	REDEMPTION OF SHARES AND TREASURY SHARES

3.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2	The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.3	Shares that the Company purchases, redeems or otherwise acquires may be cancelled or held as treasury shares provided that the number of Shares purchased, redeemed or otherwise acquired and held as treasury shares, when aggregated with shares of the same class already held by the company as treasury shares, may not exceed 50% of the Shares of that class previously issued by the Company, excluding Shares that have been cancelled. Shares which have been cancelled shall be available for reissue.

3.4	All rights and obligations attaching to a treasury share are suspended and shall not be exercised by the Company while it holds the Share as a treasury share.

3.5	Treasury shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

4.	MORTGAGES AND CHARGES OF SHARES

4.1	Shareholders may mortgage or charge their Shares.

4.2	There shall be entered in the register of members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in sub-paragraphs (a) and (b) are entered in the register of members.

4.3	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.

4.5	The directors may not resolve to refuse or delay the transfer of a Share pursuant to the enforcement of a valid security interest created over the Share.

5.	FORFEITURE

5.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3	The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of fourteen (14) days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4	Where a written notice of call has been issued pursuant to Sub-Regulation 5.2 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6.	TRANSFER OF SHARES

6.1	Subject to Regulation 6.2, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Companyfor registration.

6.2	For so long as the Shares are listed on a Designated Stock Exchange, Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the Designated Stock Exchange.

6.3	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

6.4	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

6.5	The personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

6.6	The directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

7.	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1	Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2	Holders of Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of, attend, speak and vote at meetings of the Shareholders. Unless otherwise required by the Act, the Memorandum or these Articles, holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as a single class on all matters submitted to a vote for consent of Shareholders.

7.3	Upon the written request of Shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders.

7.4	The director convening a meeting shall give not less than seven (7) days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.

7.5	The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

7.6	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.7	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

7.8	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.9	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.10	The instrument appointing a proxy shall be in substantially the following form or such other form as approved by the directors or as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

[ COMPANY NAME ]

I/We being a Shareholder of the above Company HEREBY APPOINT ____________ of ______________ or failing him _____________ of ______________ to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the ___ day of ________, 20___ and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this ____ day of _______, 20____

Shareholder

7.11	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

7.12	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders or their authorised representatives participating in the meeting are able to hear each other.

7.13	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.14	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.15	At every meeting of Shareholders, the chairman of the board of directors shall preside as chairman of the meeting. If there is no chairman of the board of directors or if that chairman is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.16	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.17	At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.18	Subject to the specific provisions contained in this Regulation for the appointment of representatives of persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.19	Any person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

7.20	The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven (7) days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

7.21	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.22	An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8.	DIRECTORS

8.1	The first directors of the Company shall be appointed by the first registered agent within six (6) months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders or by Resolution of Directors. If, before the Company has any members, all of the directors appointed by the registered agent resign or die or otherwise cease to exist, the registered agent may appoint one or more further persons as directors of the Company.

8.2	No person shall be appointed as a director or alternate director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director or alternate director, or to be nominated as a reserve director.

8.3	Subject to Sub-Regulation 8.1, the minimum number of directors shall be one and there shall be no maximum number of directors. For as long as the Shares are listed or quoted on any Designated Stock Exchange, the board of directors shall include at least such number of Independent Directors as applicable Designated Stock Exchange Rules require as determined by the directors.

8.4	Each director holds office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

8.5	A director may be removed from office:

(a)	with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75% of the votes of the Shares of the Company entitled to vote; or

(b)	with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

8.6	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

8.7	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

8.8	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

8.9	Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company as a reserve director of the Company to act in the place of the sole director in the event of his death.

8.10	The nomination of a person as a reserve director of the Company ceases to have effect if:

(a)	before the death of the sole Shareholder/director who nominated him,

(i)	he resigns as reserve director, or

(ii)	the sole Shareholder/director revokes the nomination in writing; or

(b)	the sole Shareholder/director who nominated him ceases to be able to be the sole Shareholder/director of the Company for any reason other than his death.

8.11	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company or who have been nominated as reserve directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director, or nominated as a reserve director, of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company;

(d)	the date on which the nomination of any person nominated as a reserve director ceased to have effect; and

(e)	such other information as may be prescribed by the Act.

8.12	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

8.13	The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

8.14	A director is not required to hold a Share as a qualification to office.

9.	POWERS OF DIRECTORS

9.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

9.2	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

9.3	If the Company is the wholly owned subsidiary of a parent, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the parent even though it may not be in the best interests of the Company.

9.4	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

9.5	The continuing directors may act notwithstanding any vacancy in their body.

9.6	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.7	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

10.	PROCEEDINGS OF DIRECTORS

10.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

10.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

10.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.4	A director shall be given not less than three (3) days’ notice of meetings of directors, but a meeting of directors held without three (3) days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

10.5	A director of the company (the “appointing director”) may appoint any other director or any other eligible person as his alternate to exercise the appointing director’s powers and carry out the appointing director’s responsibilities in relation to the taking of decisions by the directors in the absence of the appointing director.

10.6	The appointment and termination of an alternate director must be in writing, and written notice of the appointment and termination must be given by the appointing director to the Company as soon as reasonably practicable.

10.7	An alternate director has the same rights as the appointing director in relation to any directors’ meeting and any written resolution circulated for written consent. An alternate director has no power to appoint a further alternate, whether of the appointing director or of the alternate director, and the alternate does not act as an agent of or for the appointing director.

10.8	The appointing director may, at any time, voluntarily terminate the alternate director’s appointment. The voluntary termination of the appointment of an alternate shall take effect from the time when written notice of the termination is given to the Company. The rights of an alternate shall automatically terminate if the appointing director dies or otherwise ceases to hold office.

10.9	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only two directors in which case the quorum is two.

10.10	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

10.11	The directors may appoint a director as chairman of the board of directors. At meetings of directors at which the chairman of the board of directors is present, he shall preside as chairman of the meeting. If there is no chairman of the board of directors or if the chairman of the board is not present, the directors present shall choose one of their number to be chairman of the meeting.

10.12	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by a majority of directors or a majority of members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11.	COMMITTEES

11.1	The directors may, by Resolution of Directors, designate one or more committees (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating Committee), each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

11.2	The directors may adopt formal written charters for committees and, if so adopted, shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the directors may delegate pursuant to the Articles and as required by the Designated Stock Exchange Rules, the Commission and/or any other competent regulatory authority or otherwise under applicable law. Each of the Audit Committee, the Compensation Committee and the Nominating Committee, if established, shall consist of such number of directors as the directors shall from time to time determine for such minimum number as may be required from time to time by the Designated Stock Exchange Rules, the Commission and/or any other competent regulatory authority or otherwise under applicable law). For so long as any class of Shares is listed on the Designated Stock Exchange, the Audit Committee, the Compensation Committee and the Nominating Committee, if established, shall be made up of such number of Independent Directors as is required from time to time by the Designated Stock Exchange Rules, the Commission and/or any other competent regulatory authority or otherwise under applicable law.

11.3	The directors have no power to delegate to a committee of directors any of the Proscribed Powers.

11.4	A committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, may appoint a sub-committee and delegate powers exercisable by the committee to the sub-committee.

11.5	The meetings and proceedings of each committee of directors consisting of two (2) or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.6	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

12.	OFFICERS AND AGENTS

12.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors.

12.2	The emoluments of all officers shall be fixed by Resolution of Directors.

12.3	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.4	The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

12.5	An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	the Proscribed Powers;

(b)	to change the registered office or agent;

(c)	to fix emoluments of directors; or

(d)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside theBritish Virgin Islands.

12.6	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

12.7	The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13.	CONFLICT OF INTERESTS

13.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

13.2	For the purposes of Sub-Regulation 13.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

14.	INDEMNIFICATION

14.1	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.2	The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3	For the purposes of Sub-Regulation 14.2 and without limitation, a director acts in the best interests of the Company if he acts in the best interests of the Company’s parent in the circumstances specified in Sub- Regulation 9.3.

14.4	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6	Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.7	Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8	The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

14.9	If a person referred to in Sub-Regulation 14.1 has been successful in defence of any proceedings referred to in Sub-Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15.	RECORDS

15.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar in the previous ten (10) years.

15.2	Until the directors determine otherwise by Resolution of Directors, the Company shall keep the original register of members and original register of directors at the office of its registered agent.

15.3	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within fifteen (15) days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

15.4	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders; and

(b)	minutes of meetings and Resolutions of Directors and committees of directors.

15.5	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine: (a) records and underlying documentation with respect to transactions entered by the Company; and (b) records and underlying documentation of business relationships entered by the Company. Such records shall be sufficient to explain and show the Company’s transactions and enable the financial position of the Company to be determined with reasonable accuracy. Such documents shall be retained by the Company for a period of at least five (5) years from the date of completion of the relevant transaction or termination of the relevant business relationship to which they relate.

15.6	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within fourteen (14) days of the change of location.

15.7	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (As Revised) as from time to time amended or re-enacted.

16.	SEAL

The Company shall have a Seal an impression of which shall be kept at the office of the registered agent of the Company. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

17.	DISTRIBUTIONS BY WAY OF DIVIDEND

17.1	The directors of the Company may, by Resolution of Directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

17.2	Dividends may be paid in money, shares, or other property.

17.3	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Regulation 19 and all dividends unclaimed for three (3) years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

17.4	No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares.

18.	ACCOUNTS AND AUDIT

18.1	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

18.2	The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

18.3	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

18.4	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors.

18.5	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

18.6	The remuneration of the auditors of the Company may be fixed by Resolution of Directors or the Audit Committee (if one exists).

18.7	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

18.8	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

18.9	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

18.10	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

18.11	For so long as the Shares are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange Rules,

(a)	the directors shall establish and maintain an audit committee as a committee of the board of directors, the composition and responsibilities of which shall comply with the rules and regulations of the Commission and the Designated Stock Exchange subject to any available exemptions therefrom and the operation of the Act. In such case, the directors shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis; and

(b)	the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest in accordance with the audit committee charter.

19.	NOTICES

19.1	Any notice, information or written statement to be given by the Company to Shareholders shall be in writing and may be given by personal service, mail, courier, email, fax or other similar means of electronic communications to such Shareholder’s address as shown in the register of members or to such Shareholder’s email address or fax number as notified by the Shareholder to the Company in writing from time to time.

19.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail addressed to the Company at the offices of the registered agent of the Company.

19.3	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing notice, and shall be deemed to be received on the fifth business day following the day on which the notice was posted. Where a notice is sent by fax or email, notice shall be deemed to be effected by transmitting the email or fax to the address or number provided by the intended recipient and service of the notice shall be deemed to have been received on the same day that it was transmitted.

20.	VOLUNTARY LIQUIDATION

Subject to the Act, the Company may by Resolution of Shareholders or by Resolution of Directors appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

21.	CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

Signed for Hermes Corporate Services (BVI) Ltd. of Sixth (6th) Floor, Water’s Edge Building 1, Wickham’s Cay II, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on the 22nd day of October, 2024.

Incorporator

/s/ Gary A. Smith
Gary A. Smith
Authorised Signatory For and on behalf of:
Hermes Corporate Services (BVI) Ltd.